Exhibit 24

POWER OF ATTORNEY

Each person, a director of the registrant, whose signature appears below authorizes Pamela C. Piarowski, (with full power to act alone), to execute the Annual Report on Form 10-K of Harris Preferred Capital Corporation for the year ended December 31, 2012 pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

/s/ David J. Blockowicz David J. Blockowicz, Director

/s/ Frank M. Novosel Frank M. Novosel, Director

/s/ Pamela C. Piarowski Pamela C. Piarowski, Director

/s/ Forrest M. Schneider Forrest M. Schneider, Director

/s/ Paul R. Skubic Paul R. Skubic, Director

/s/ Delbert J. Wacker Delbert J. Wacker, Director